EXHIBIT C

LETTER OF TRANSMITTAL

Regarding

Institutional Shares

Cross Shore Discovery Fund

Tendered Pursuant to the Offer to Purchase

Dated December 16, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BEFORE

11:59 P.M., EASTERN TIME, ON JANUARY 15, 2016

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

FOR SHAREHOLDERS WHO HOLD THEIR SHARES

DIRECTLY WITH THE FUND

For Certified Mail, Return Receipt Requested:

Cross Shore Discovery Fund

Institutional Shares

P.O. Box 6110

Indianapolis, IN 46208

For Overnight Mail:

Cross Shore Discovery Fund

Institutional Shares

2960 North Meridian Street, Suite 300

Indianapolis, IN 46206

Fax: (317) 937-3014

FOR SHAREHOLDERS WHO HOLD THEIR SHARES THROUGH

FIDELITY BROKERAGE SERVICES, LLC

By Mail:

National Financial Services, LLC/FBS

Attn: Alternative Investment Services

499 Washington Boulevard

Jersey City, NJ 07310

Fax: (508) 229-9523

For additional information: (844) 300-7828

Ladies and Gentlemen:

The undersigned hereby tenders to Cross Shore Discovery Fund (the “Fund”), the sole series of a closed-end, non-diversified, management investment company of the same name organized under the laws of the State of Delaware, Institutional Shares of the Fund (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 16, 2015 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be issued in the name of the undersigned. The payment of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned. The promissory note will be held by Huntington Asset Services, Inc., the Fund’s sub-administrator and transfer agent.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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Part 1. Name and Address:

Name of Shareholder:

Social Security No. or Taxpayer
Identification No.:

Telephone Number:	( )

Part 2. Amount of Shares in the Fund being Tendered:

☐	All Shares.

☐	Portion of Shares expressed as a specific dollar value.

$

☐	Portion of Shares expressed as a specific number of Shares.

Part 3. Payment.

Cash Payment

Cash Payments shall be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

Promissory Note

The promissory note reflecting payment of the purchase price will be issued in the name of the undersigned as maintained in the books and records of the Fund.

Part 4. Signature(s).

Signature of Shareholder	Signature of Joint Shareholder or Other Person whose signature is required

Print Name of Shareholder	Print Name Joint Shareholder or Other Person whose signature is required

Signature of Authorized Representative (if applicable)	Signature of other Authorized Representative whose signature is required (if applicable)

Print Name of Authorized Representative (if applicable)	Print Name of other Authorized Representative whose signature is required (if applicable)

Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date:

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